Exhibit 99.1

Citigroup Abingdon Futures Fund L.P.
Annual Report December 31, 2007

CITIGROUP MANAGED FUTURES LLC

To the Limited Partners of
Citigroup Abingdon Futures Fund L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

/s/ Jennifer Magro

By: Jennifer Magro
Chief Financial Officer and Director Citigroup Managed Futures LLC General Partner, Citigroup Abingdon Futures Fund L.P.
Citigroup Managed Futures LLC 731 Lexington Avenue 25th Floor New York, N.Y. 10022 212-559-5046

Report of Independent Registered Public Accounting Firm

The Partners
Citigroup Abingdon Futures Fund L.P.:

We have audited the accompanying statement of financial condition of Citigroup Abingdon Futures Fund L.P. (the ‘‘Partnership’’), as of December 31, 2007, and the related statements of income and expenses, changes in partners’ capital, and cash flows for the period February 1, 2007 (commencement of trading operations) to December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citigroup Abingdon Futures Fund L.P. as of December 31, 2007, and the results of its operations, changes in partners’ capital, and its cash flows for the period February 1, 2007 to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York
March 24, 2008

Citigroup Abingdon Futures Fund L.P.
Statement of Financial Condition
December 31, 2007

2007
Assets:
Investment in Master, at fair value	$92,500,711
Cash	41,333
Distribution receivable	184,364
$92,726,408

Liabilities and Partners’ Capital
Liabilities:
Accrued expenses:
Brokerage commissions (Note 3c)	$347,707
Management fees (Note 3b)	153,922
Administrative fees (Note 3a)	38,480
Incentive fees (Note 3b)	585,853
Professional fees	13,058
Due to CGM for offering costs (Note 6)	62,449
Other (Note 6)	8,463
Redemptions payable (Note 5)	821,460
2,031,392

Partners’ Capital: (Notes 1 and 5)
General Partner, 1,732.0884 Unit equivalents outstanding	1,805,581
Limited Partners, 85,271.2078 Redeemable Units of Limited Partnership Interest outstanding	88,889,435
90,695,016
$92,726,408

See accompanying notes to financial statements.

Citigroup Abingdon Futures Fund L.P.
Statement of Income and Expense
for the period from February 1, 2007
(commencement of trading operations)
to December 31, 2007

2007
Income:
Net realized gains on closed positions allocated from Master	$12,991,820
Change in net unrealized losses on open positions allocated from Master	(825,721)
Interest income allocated from Master	1,825,352
Expenses allocated from Master	(118,150)
13,873,301

Expenses:
Brokerage commissions (Note 3c)	2,526,887
Incentive fees (Note 3b)	1,604,374
Management fees (Note 3b)	1,118,553
Administrative fees (Note 3a)	279,637
Professional fees	68,000
Other expenses	39,155
5,636,606
Net income	$8,236,695

Net income per Redeemable Unit of Limited Partnership Interest and General Partner Unit equivalent (Note 1)	$42.43

See accompanying notes to financial statements.

Citigroup Abingdon Futures Fund L.P.
Statement of Changes in Partners’ Capital
for the period from February 1, 2007
(commencement of trading operations)
to December 31, 2007

	Limited Partners	General Partner	Total
Initial capital contributions, 1 Redeemable Unit of Limited Partnership Interest and General Partner’s contribution representing 1 Unit equivalent	$1,000	$1,000	$2,000
Proceeds from offering of 12,943.0000 Redeemable Units of Limited Partnership Interest (Note 1)	12,943,000	—	12,943,000
Offering costs (Note 6)	(100,000)	—	(100,000)
Opening Partners’ Capital for operations	12,844,000	1,000	12,845,000
Sale of 75,653.1994 Redeemable Units of Limited Partnership Interest and 1,731.0884 General Partner Interest	71,438,000	1,526,076	72,964,076
Redemption of 3,325.9916 Redeemable Units of Limited Partnership Interest	(3,350,755)	—	(3,350,755)
Net income	7,958,190	278,505	8,236,695
Partners’ capital at December 31, 2007	$88,889,435	$1,805,581	$90,695,016

Net Asset Value per Unit:

2007:	$1,042.43

See accompanying notes to financial statements.

Citigroup Abingdon Futures Fund L.P.
Statement of Cash Flows
for the period from February 1, 2007
(commencement of trading operations)
to December 31, 2007

2007
Cash flows from operating activities:
Net Income	$8,236,695
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchase of investment in Master	(85,909,075)
Proceeds from sale of investment in Master	7,097,299
Net unrealized (appreciation) depreciation on investment in Master	(13,873,299)
Accrued expenses:
Increase in brokerage commissions	347,707
Increase in management fees	153,922
Increase in administrative fees	38,480
Increase in incentive fees	585,853
Increase in professional fees	13,058
Increase in other	8,463
Net cash provided by (used in) operating activities	(83,300,897)

Cash flows from financing activities:
Proceeds from additions – General Partner	1,527,076
Proceeds from additions – Limited Partners	84,382,000
Payments for redemptions – Limited Partners	(2,529,295)
Payments for offering costs	(37,551)
Net cash provided by financing activities	83,342,230
Net change in cash	41,333
Cash, at beginning of period	—
Cash, at end of period	$41,333
Non-cash financing activities:
Distribution receivable	$184,364

See accompanying notes to financial statements.

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

1.	Partnership Organization:

Citigroup Abingdon Futures Fund L.P. (the ‘‘Partnership’’) is a limited partnership which was formed on November 8, 2005, under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The Partnership commenced trading on February 1, 2007. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk. The Partnership privately and continuously offers up to 200,000 Redeemable Units of Limited Partnership Interest (‘‘Redeemable Units’’) in the Partnership to qualified investors. There is no maximum number of units that may be sold by the Partnership.

Citigroup Managed Futures LLC, a Delaware Limited Liability Company, acts as the general partner (the ‘‘General Partner’’) of the Partnership and commodity pool operator. The Partnership’s commodity broker is Citigroup Global Markets Inc. (‘‘CGM’’). CGM is an affiliate of the General Partner. The General Partner is wholly owned by Citigroup Global Markets Holdings Inc. (‘‘CGMHI’’), which is the sole owner of CGM. CGMHI is a wholly owned subsidiary of Citigroup Inc.

On February 1, 2007, the Partnership invested substantially all of its capital to the CMF Winton Master Fund L.P. (the ‘‘Master’’), a limited partnership organized under the partnership laws of the state of New York, having the same investment objective as the Partnership. The Partnership purchased 9,017.0917 Redeemable Units of the Master with cash equal to $12,945,000. The Master was formed in order to permit accounts managed by Winton Capital Management Limited (the ‘‘Advisor’’) using the Diversified Program, the Advisor’s proprietary trading program, to invest together in one trading vehicle. The General Partner is also the general partner of the Master. Individual and pooled accounts currently managed by the Advisor, including the Partnership, are permitted to be limited partners of the Master. The General Partner and the Advisor believe that trading through this master/feeder structure promotes efficiency and economy in the trading process.

The financial statements of the Master, including the Schedule of Investments are contained elsewhere in this report and should be read together with the Partnership’s financial statements.

As of December 31, 2007, the Partnership owned approximately 20.2% of the Master. The Partnership intends to continue to invest substantially all of its assets in the Master. The performance of the Partnership is directly affected by the performance of the Master. Expenses to investors as a result of the investment in the Master are approximately the same and redemption rights are not affected.

The General Partner and each Limited Partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no Limited Partner shall be liable for obligations of the Partnership in excess of their initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following: December 31, 2025; when the Net Asset Value per Redeemable Unit decreases to less than $400 per Redeemable Unit as of the close of business on any business day; a decline in net assets after trading commences to less than $1,000,000; or under certain circumstances as defined in the Limited Partnership Agreement.

2.	Accounting Policies:

a.	The value of the Partnership’s investment in the Master reflects the Partnership’s proportional interest in the Partners’ Capital of the Master. All of the income and expenses and unrealized and realized gains and losses from the commodity transactions of the Master are allocated pro rata among the investors at the time of such determination. All commodity interests (including derivative financial instruments and derivative commodity instruments) held by the Master are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the Statements of Financial Condition of the Master at fair value on the

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

last business day of the year, which represents market value for those commodity interests for which market quotations are readily available. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

b.	Income taxes have not been provided as each partner is individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

During the current year, the Partnership adopted FASB Interpretation No. 48 ‘‘Accounting for Uncertainty in Income Taxes’’ (‘‘FIN 48’’). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determine whether the tax positions are ‘‘more-likely-than-not’’ of being sustained by the applicable tax authority. Tax positions with respect to tax at the partnership level not deemed to meet the ‘‘more-likely-than-not’’ threshold would be recorded as a tax benefit or expense in the current year. The General Partner has concluded that the adoption of FIN 48 had no impact on the operations of the Partnership for the year ended December 31, 2007 and that no provision for income tax is required in the Partnership’s financial statements.

The following are the major tax jurisdictions for the Partnership and the earliest tax year subject to examination: United States – 2004.

c.	In September 2006, the FASB issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 157, ‘‘Fair Value Measurements.’’ This accounting standard establishes a single authoritative definition of fair value and sets out a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and the interim periods within those fiscal years. The Partnership adopted SFAS No. 157 on January 1, 2008 and the application of this standard did not impact the financial statements; however, additional disclosures will be required about the inputs used to develop the measurements.

d.	The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.	Agreements:

a.	Limited Partnership Agreement:

The General Partner administers the business and affairs of the Partnership. The Partnership pays the General Partner a monthly administrative fee in return for its services to the Partnership equal to 1/24 of 1% (0.5% per year) of month-end Net Assets of the Partnership. Month-end Net Assets, for the purpose of calculating administrative fees are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of redemptions and incentive fees. This fee may be increased or decreased at the discretion of the General Partner.

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

b.	Management Agreement:

The General Partner, on behalf of the Partnership, has entered into a management agreement (the ‘‘Management Agreement’’) with the Advisor. The Management Agreement provides that the Advisor has sole discretion in determining the investment of the assets of the Partnership allocated to the Advisor by the General Partner. The Partnership is obligated to pay the Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated pro-rata by the Master. Month-end Net Assets, for the purpose of calculating management fees are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of redemptions and incentive fees. In addition, the Partnership is obligated to pay the Advisor an incentive fee, payable quarterly, equal to 20% of new trading profits allocated pro-rata by the Master, as defined in the Management Agreement of the Partnership.

c.	Customer Agreement:

The Partnership has entered into a customer agreement (the ‘‘Customer Agreement’’) which provides that the Partnership will pay CGM a monthly brokerage fee equal to 4.5% per year of month-end Net Assets, allocated pro rata from the Master, in lieu of brokerage commissions on a per trade basis. Month-end Net Assets, for the purpose of calculating commissions are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of all accrued expenses and redemptions payable. CGM will pay a portion of brokerage fees to its financial advisors who have sold Redeemable Units in the Partnership. All National Futures Association (‘‘NFA’’) fees, exchange, clearing, user, give-up and floor brokerage fees will be borne by the Master and allocated to the Partnership through its investment in the Master. In 2007, all of the Partnerships’ assets were deposited in the Partnerships’ account at CGM. The Partnerships’ cash was deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. CGM has agreed to pay the Partnership interest on 80% of the average daily equity allocated pro rata to the Partnership by the Master during each month at a 30-day U.S. Treasury Bill rate determined weekly by CGM based on the average noncompetitive yield on 3-month U.S. Treasury Bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and CGM gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4.	Trading Activities:

The results of the Master’s/Partnership’s trading activities are shown in the Statement of Income and Expenses.

5.	Distributions and Redemptions:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A Limited Partner may require the Partnership to redeem their Redeemable Units at their redemption value per Redeemable Unit as of the last day of each month ending at least three months after their issuance on ten days notice to the General Partner. For the purpose of a redemption, any accrued liability for reimbursement of offering and organization expenses for the initial offering period will not reduce redemption value per Redeemable Unit. There is no fee charged to limited partners in connection with redemptions.

The Partnership is permitted to withdraw all or a portion of its interest in the Master as of each month-end in order to meet its obligations with respect to the redemption rights of limited partners.

6.	Offering and Organization Costs:

Offering and organization costs of $100,000 relating to the issuance and marketing of the Partnership’s Redeemable Units offered were initially paid by CGM. These costs have been recorded as

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

due to CGM in the Statement of Financial Condition. These costs are being reimbursed to CGM by the Partnership in 12 monthly installments (together with interest at the prime rate quoted by JPMorgan Chase & Co.).

As of December 31, 2007, $37,551 of these costs have been reimbursed to CGM by the Partnership. In addition, the Partnership has recorded interest expense of $6,155 through December 31, 2007, which is included in other expenses.

The remaining liability for these costs due to CGM of $62,449 (exclusive of interest charges) will not reduce Net Asset Value per Redeemable Unit for any purpose other than financial reporting, including calculation of advisory and brokerage fees and the redemption value of Redeemable Units.

7.	Financial Highlights:

Changes in the Net Asset Value per Redeemable Unit of Limited Partnership Interest for the period from February 1, 2007 (commencement of trading) to December 31, 2007 is as follows.

2007
Net realized and unrealized gains*	$61.08
Interest income	30.82
Expenses**	(47.86)
Increase for the period	44.04
Net Asset Value per Redeemable Unit, beginning of period	1,000.00
Offering cost adjustment	(1.61)
Net Asset Value per Redeemable Unit, end of period	1,042.43
Redemption/subscription value per Redeemable Unit versus Net Asset Value per Redeemable Unit	0.67
Redemption/subscription value per Redeemable Unit, end of period***	$1,043.10
*	Includes brokerage commissions.
**	Excludes brokerage commissions.
***	For the purpose of a redemption/subscription, any remaining accrued liability for reimbursement of offering and organization costs will not reduce redemption/subscription net asset value per redeemable unit.

2007
Ratios to Average Net Assets****:
Net investment loss before incentive fees***	(4.2)%
Operating expenses	7.5%
Incentive fees	2.7%
Total expenses	10.2%
Total return:
Total return before incentive fees	6.1%
Incentive fees	(1.9)%
Total return after incentive fees	4.2%
***	Interest income less total expenses.
****	Annualized

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

The above ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using limited partners’ share of income, expenses and average net assets.

8.	Financial Instrument Risks:

In the normal course of its business, the Partnership, through the Partnership’s investment in the Master, is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. The Master may trade commodity options. Specific market movements of the commodities or future contracts underlying an option cannot accurately be predicted. The purchase of an option may lose the entire premium paid for the option. The writer, or seller, of an option has unlimited risk. These instruments may be traded on an exchange or over-the-counter (‘‘OTC’’). Exchange traded instruments are standardized and include futures and certain options contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange-traded instruments because of the greater risk of default by the counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Master due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership’s/Master’s risk of loss in the event of counterparty default is typically limited to the amounts recognized as unrealized appreciation in the statements of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership, through the Partnership’s investment in the Master, has concentration risk because the sole counterparty or broker with respect to the Master’s assets is CGM.

The General Partner monitors and controls the Partnership’s/Master’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership/Master are subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk-adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of the inception date. However, due to the nature of the Partnership’s business, these instruments may not be held to maturity.

9.	Recent Accounting Pronouncement:

On March 19, 2008, Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (FAS 161). FAS 161 requires qualitative disclosures about objectives and strategies for using derivatives,

Citigroup Abingdon Futures Fund L.P.
Notes to Financial Statements
December 31, 2007

quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The application of FAS 161 is required for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 161 and its impact on the financial statements has not yet been determined.

CMF Winton Master L.P.
Annual Report December 31, 2007
Pursuant to Commodity Futures Trading Commission Rule 4.7, Citigroup Managed Futures LLC has claimed an exemption on behalf of CMF Winton Master L.P. from certain reporting requirements.
CITIGROUP MANAGED FUTURES LLC

To the Limited Partners of
CMF Winton Master L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

/s/ Jennifer Magro By: Jennifer Magro Chief Financial Officer and Director Citigroup Managed Futures LLC General Partner, CMF Winton Master L.P.
Citigroup Managed Futures LLC 731 Lexington Avenue 25th Floor New York, N.Y. 10022 212-559-2011

Report of Independent Registered Public Accounting Firm

The Partners
CMF Winton Master L.P.:

We have audited the accompanying statements of financial condition of CMF Winton Master L.P. (the ‘‘Partnership’’), including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of income and expenses, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMF Winton Master L.P. as of December 31, 2007 and 2006, and the results of its operations, changes in partners’ capital, and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York
March 24, 2008

CMF Winton Master L.P.
Statements of Financial Condition
December 31, 2007 and 2006

	2007	2006
Assets:
Equity in commodity futures trading account:
Cash (restricted $38,923,845 and $43,178,150 in 2007 and 2006, respectively) (Note 3c)	$453,943,515	$262,891,418
Net unrealized appreciation on open futures contracts	8,112,545	9,397,524
Unrealized appreciation on open forward contracts	1,858,698	3,304,098
	463,914,758	275,593,040
Interest receivable	1,028,543	997,069
	$464,943,301	$276,590,109

Liabilities and Partners’ Capital:
Liabilities:
Unrealized depreciation on open forward contracts	$3,380,482	$2,689,921
Accrued expenses:
Professional fees	23,230	19,961
Distribution payable (Note 5)	1,028,543	997,069
Redemption payable (Note 5)	3,465,913	—
	7,898,168	3,706,951

Partners’ Capital:
Limited Partners’ Capital, 287,763.7942 and 199,559.1109 Redeemable Units of Limited Partnership Interest outstanding in 2007 and 2006, respectively	457,045,133	272,883,158
	$464,943,301	$276,590,109

See accompanying notes to financial statements.

CMF Winton Master L.P.
Schedule of Investments
December 31, 2007

	Fair Value	% of Partners Capital
Futures Contracts Purchased
Currencies	$(1,346,736)	(0.29)%
Energy	2,391,339	0.52
Grains	4,780,769	1.05
Indices	482,992	0.10
Interest Rates U.S.	145,156	0.03
Interest Rates Non-U.S.	1,045,608	0.23
Livestock	(62,428)	(0.01)
Metals	1,901,510	0.41
Softs	27,817	0.01
Total futures contracts purchased	9,366,027	2.05

Futures Contracts Sold
Currencies	(151,864)	(0.03)
Energy	(326,420)	(0.07)
Indices	96,301	0.02
Interest Rates U.S.	(9,475)	(0.00)*
Interest Rates Non-U.S.	(183,209)	(0.04)
Livestock	159,920	0.03
Lumber	2,805	0.00 *
Metals	1,950	0.00 *
Softs	(843,490)	(0.18)
Total futures contracts sold	(1,253,482)	(0.27)

Unrealized Appreciation on Open Forward Contracts
Metals	1,858,698	0.40
Total unrealized appreciation on open forward contracts	1,858,698	0.40

Unrealized Depreciation on Open Forward Contracts
Metals	(3,380,482)	(0.74)
Total unrealized depreciation on open forward contracts	(3,380,482)	(0.74)
Total fair value	$6,590,761	1.44%
*	Due to rounding

See accompanying notes to financial statements.

CMF Winton Master L.P.
Schedule of Investments
December 31, 2006

	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Currencies	$473,762	0.17%
Grains	165,200	0.06
Indices	4,915,493	1.80
Interest Rates U.S.	(1,983,312)	(0.72)
Interest Rates Non-U.S.	(845,957)	(0.31)
Livestock	164,530	0.06
Metals	(600,735)	(0.22)
Softs	(89,025)	(0.03)
Total futures contracts purchased	2,199,956	0.81

Futures Contracts Sold
Currencies	3,411,466	1.25
Energy	3,167,412	1.16
Grains	(639,288)	(0.23)
Interest Rates U.S.	55,050	0.02
Interest Rates Non-U.S.	1,284,300	0.47
Livestock	(13,400)	(0.01)
Softs	(67,972)	(0.02)
Total futures contracts sold	7,197,568	2.64

Unrealized Appreciation on Open Forward Contracts
Metals	3,304,098	1.21
Total unrealized appreciation on open forward contracts	3,304,098	1.21

Unrealized Depreciation on Open Forward Contracts
Metals	(2,689,921)	(0.99)
Total unrealized depreciation on open forward contracts	(2,689,921)	(0.99)
Total fair value	$10,011,701	3.67%

See accompanying notes to financial statements.

CMF Winton Master L.P.
Statements of Income and Expenses
for the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Income:
Net gains (losses) on trading of commodity interests:
Net realized gains on closed positions and foreign currencies	$67,378,983	$29,047,931	$13,732,305
Change in net unrealized gains (losses) on open positions	(3,420,940)	5,283,954	3,099,275
	63,958,043	34,331,885	16,831,580
Interest income	14,456,282	10,072,338	4,288,087
	78,414,325	44,404,223	21,119,667
Expenses:
Clearing fees	861,888	950,836	1,166,831
Professional fees	33,468	21,458	56,062
	895,356	972,294	1,222,893
Net income	$77,518,969	$43,431,929	$19,896,774
Net income per Redeemable Unit of Limited Partnership Interest (Notes 1 and 6)	$276.81	$232.02	$142.03

See accompanying notes to financial statements.

CMF Winton Master L.P.
Statements of Changes in Partners’ Capital
for the years ended December 31, 2007, 2006 and 2005

Partners’ Capital
Partners’ Capital at December 31, 2004	$115,125,329
Net income	19,896,774
Sale of 100,687.9895 Units of Limited Partners’ Interest	114,746,235
Redemption of 57,345.7562 Units of Limited Partners’ Interest	(66,873,662)
Distribution of interest income to feeder funds	(4,288,087)
Partners’ Capital at December 31, 2005	178,606,589
Net income	43,431,929
Sale of 105,066.7150 Redeemable Units of Limited Partnership Interest	130,956,345
Redemption of 55,862.7262 Redeemable Units of Limited Partnership Interest	(70,039,367)
Distribution of interest income to feeder funds	(10,072,338)
Partners’ Capital at December 31, 2006	272,883,158
Net income	77,518,969
Sale of 123,458.3915 Redeemable Units of Limited Partnership Interest	172,636,530
Redemption of 35,253.7082 Redeemable Units of Limited Partnership Interest	(51,537,242)
Distribution of interest income to feeder funds	(14,456,282)
Partners’ Capital at December 31, 2007	$457,045,133
Net Asset Value per Redeemable Unit of Limited Partnership Interest:

2005	$1,187.90
2006	$1,367.43
2007	$1,588.26

See accompanying notes to financial statements.

CMF Winton Master L.P.
Statements of Cash Flows
for the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities:
Net income	$77,518,969	$43,431,929	$19,896,774
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in restricted cash	4,254,305	(1,813,897)	(15,099,667)
(Increase) decrease in net unrealized appreciation on open futures contracts	1,284,979	(8,352,716)	(65,269)
(Increase) decrease in unrealized appreciation on open forward contracts	1,445,400	3,355,634	(5,084,256)
(Increase) decrease in interest receivable	(31,474)	(507,020)	(323,852)

Increase (decrease) in unrealized depreciation on open forward contracts	690,561	(286,872)	2,050,250
Accrued expenses:
Increase (decrease) in professional fees	3,269	(37,331)	45,292
Net cash provided by (used in) operating activities	85,166,009	35,789,727	1,419,272

Cash flows from financing activities:
Proceeds from additions	172,636,530	130,956,345	114,746,235
Payments for redemptions	(48,071,329)	(70,039,367)	(66,873,662)
Distribution of interest income to feeder funds	(14,424,808)	(9,565,318)	(3,964,235)
Net cash provided by (used in) financing activities	110,140,393	51,351,660	43,908,338

Net change in unrestricted cash	195,306,402	87,141,387	45,327,610
Unrestricted cash, at beginning of year	219,713,268	132,571,881	87,244,271
Unrestricted cash, at end of year	$415,019,670	$219,713,268	$132,571,881
Non-cash financing activities:
Increase in redemption payable	$3,465,913	$—	$—

See accompanying notes to financial statements.

CMF Winton Master L.P.

Notes to Financial Statements
December 31, 2007

1.    Partnership Organization:

CMF Winton Master L.P. (the ‘‘Master’’) is a limited partnership which was organized under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Master are volatile and involve a high degree of market risk. The Master is authorized to sell an unlimited number of Redeemable Units (‘‘Redeemable Units’’) of Limited Partnership Interest.

On November 1, 2004 (date Master commenced trading), CMF Winton Feeder I L.P. (‘‘Winton Feeder’’) allocated substantially all of its capital and Smith Barney Diversified Futures Fund L.P. (‘‘Diversified’’) and Salomon Smith Barney Orion Futures Fund L.P. (‘‘Orion’’) allocated a portion of their capital to the Master. Winton Feeder purchased 2,000.0000 Units of the Master with cash equal to $2,000,000. Orion purchased 35,389.8399 Units of the Master with cash equal to $33,594,083 and a contribution of open commodity futures and forward positions with a fair value of $1,795,757. Diversified purchased 15,054.1946 Units of the Master with cash equal to $14,251,586 and a contribution of open commodity futures and forward positions with a fair value of $802,609. On December 1, 2004, Citigroup Diversified Futures Fund L.P. (‘‘Citigroup Diversified’’) allocated a portion of its capital to the Master and purchased 52,981.2908 Units with cash equal to $57,471,493. On July 1, 2005 CMF Institutional Futures Portfolio L.P. (‘‘CMF Institutional’’) allocated a portion of its capital to the Master and purchased 5,741.8230 Units of the Master with cash equal to $7,000,000. On May 1, 2006 Alera Portfolios SPC. (‘‘Alera SPC’’) allocated a portion of its capital to the Master and purchased 3,711.7321 Units of the Master with cash equal to $4,909,537. On June 1, 2006 Legion Strategies LLC (‘‘Winton Legion’’) allocated a portion of its capital to the Master and purchased 2,355.4605 Units of the Master with cash equal to $3,000,000. On February 1, 2007 Citigroup Abingdon Futures Fund L.P. (‘‘Abingdon’’) allocated a portion of its capital to the Master and purchased 9,017.0917 Units of the Master with cash equal to $12,945,000. On March 1, 2007 Citigroup Global Futures L.L.C. (‘‘Global Futures’’) allocated a portion of its capital to the Master and purchased 1,875.7046 Units of the Master with cash equal to $2,500,000. On March 31, 2007, Alera SPC redeemed its entire investment in the Master. This amounted to 1,446.6172 units with a fair value of $1,850,255, which includes interest income of $7,907. On December 31, 2007, Winton Legion redeemed its entire investment in the Master. This amounted to 2,182.2006 units with a fair value of $3,474,547, which includes interest income of $8,634 that is included as part of distribution payable in the Statements of Financial Condition. The Master was formed to permit commodity pools managed now or in the future by Winton Capital Management Limited (the ‘‘Advisor’’) using the Diversified Program, the Advisor’s proprietary trading program, to invest together in one vehicle.

The Master’s investors consist of Diversified, Orion, Winton Feeder, Citigroup Diversified, CMF Institutional, Abingdon, and Global Futures (each a ‘‘Feeder’’, collectively the ‘‘Funds’’) with 3.5%, 38.4%, 6.7%, 26.3%, 2.8%, 20.2%, and 2.1% investments in the Master at December 31, 2007, respectively. Diversified, Orion, Winton Feeder, Citigroup Diversified, CMF Institutional, Alera SPC, and Winton Legion had 5.5%, 42.3%, 5.0%, 42.0%, 3.3%, 0.7%, and 1.2% investments in the Master at December 31, 2006, respectively.

Citigroup Managed Futures LLC acts as the general partner (the ‘‘General Partner’’) of the Master. The Master’s commodity broker is Citigroup Global Markets Inc. (‘‘CGM’’). CGM is an affiliate of the General Partner. The General Partner is wholly-owned by Citigroup Global Markets Holdings Inc. (‘‘CGMHI’’), which is the sole owner of CGM. CGMHI is a wholly-owned subsidiary of Citigroup Inc. As of December 31, 2007, all trading decisions for the Master are made by the Advisor.

2.    Accounting Policies:

a.	All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date

CMF Winton Master L.P.

Notes to Financial Statements
December 31, 2007

and open contracts are recorded in the Statements of Financial Condition at fair value on the last business day of the year, which represents market value for those commodity interests for which market quotations are readily available. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

b.	All of the income and expenses and unrealized gains and losses on trading of commodity interests are determined on each valuation day and are allocated pro rata among the Funds at the time of such determination.

c.	Income taxes have not been provided as each Partner is individually liable for the taxes, if any, on their share of the Master’s income and expenses.

During the current year, the Partnership adopted FASB Interpretation No. 48 ‘‘Accounting for Uncertainty in Income Taxes’’ (‘‘FIN 48’’). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determine whether the tax positions are ‘‘more-likely-than-not’’ of being sustained by the applicable tax authority. Tax positions with respect to tax at the partnership level not deemed to meet the ‘‘more-likely-than-not’’ threshold would be recorded as a tax benefit or expense in the current year. The General Partner has concluded that the adoption of FIN 48 had no impact on the operations of the Partnership for the year ended December 31, 2007 and that no provision for income tax is required in the Partnership’s financial statements.

The following are the major tax jurisdictions for the Partnership and the earliest tax year subject to examination: United States – 2004.

d.	In September 2006, the FASB issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 157, ‘‘Fair Value Measurements.’’ This accounting standard establishes a single authoritative definition of fair value and sets out a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and the interim periods within those fiscal years. The Partnership adopted SFAS No. 157 on January 1, 2008 and the application of this standard did not impact the financial statements; however, additional disclosures will be required about the inputs used to develop the measurements.

e.	The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.    Agreements:

a.	Limited Partnership Agreement:

The General Partner administers the business and affairs of the Master including selecting one or more advisors to make trading decisions for the Master.

CMF Winton Master L.P.

Notes to Financial Statements
December 31, 2007

b.	Management Agreement:

The General Partner, on behalf of the Master, has entered into a Management Agreement with the Advisor, a registered commodity trading advisor. The Advisor is not affiliated with the General Partner or CGM and is not responsible for the organization or operation of the Partnership. The Management Agreement provides that the Advisor has sole discretion in determining the investment of the assets of the Master. All management fees in connection with the Management Agreement are borne by the Funds.

c.	Customer Agreement:

The Master has entered into a Customer Agreement with CGM whereby CGM provides services which include, among other things, the execution of transactions for the Master’s account in accordance with orders placed by the Advisor. All exchange, clearing, user, give-up, floor brokerage and National Futures Association fees are borne by the Master. All other fees including CGM’s direct brokerage commission shall be borne by the Funds. All of the Master’s assets are deposited in the Master’s account at CGM. The Master’s cash is deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2007 and 2006, the amount of cash held by the Master for margin requirements was $38,923,845 and $43,178,150, respectively. The Customer Agreement between the Master and CGM gives the Master the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4.    Trading Activities:

The Master was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Master’s trading activities are shown in the Statements of Income and Expenses.

All of the commodity interests owned by the Master are held for trading purposes. The average fair value during the years ended December 31, 2007 and 2006 based on a monthly calculation, was $13,531,584 and $8,889,539, respectively.

5.    Distributions and Redemptions:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A Limited Partner may require the Partnership to redeem their Redeemable Units at their Net Asset Value as of the end of any day. The General Partner at its sole discretion, may permit redemptions more frequently than monthly. There is no fee charged in connection with redemptions.

CMF Winton Master L.P.

Notes to Financial Statements
December 31, 2007

6.    Financial Highlights:

Changes in the Net Asset Value per Redeemable Unit of Partnership Interest for the years ended December 31, 2007, 2006 and 2005 were as follows:

	2007	2006	2005
Net realized and unrealized gains*	$220.96	$179.65	$112.51
Interest income	55.98	52.49	29.94
Expenses**	(0.13)	(0.12)	(0.42)
Increase for the year	276.81	232.02	142.03
Distribution of interest income to feeder funds	(55.98)	(52.49)	(29.94)
Net Asset Value per Redeemable Unit of Limited Partnership Interest, beginning of year	1,367.43	1,187.90	1,075.81
Net Asset Value per Redeemable Unit of Limited Partnership Interest, end of year	$1,588.26	$1,367.43	$1,187.90

*	Includes clearing fees

**	Excludes clearing fees

Ratios to Average Net Assets:
Net investment income***	3.7%	3.8%	1.9%
Operating expenses	0.2%	0.4%	0.8%
Total return	20.2%	19.5%	13.2%

***	Interest income less total expenses

The above ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the Limited Partner class using the Limited Partners’ share of income, expense and average net assets.

7.    Financial Instrument Risks:

In the normal course of its business, the Master is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (‘‘OTC’’). Exchange traded instruments are standardized and include futures and certain options contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Master due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

CMF Winton Master L.P.

Notes to Financial Statements
December 31, 2007

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Master’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and not represented by the contract or notional amounts of the instruments. The Master has credit risk and concentration risk because the sole counterparty or broker with respect to the Master’s assets is CGM.

The General Partner monitors and controls the Master’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Master is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of the inception date. However, due to the nature of the Master’s business, these instruments may not be held to maturity.

8.    Recent Accounting Pronouncement:

On March 19, 2008, Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (FAS 161). FAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The application of FAS 161 is required for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 161 and its impact on the financial statements has not yet been determined.

CITIGROUP MANAGED FUTURES LLC
731 Lexington Avenue • 25th Floor
New York, NY 10022-4614

Publication #7

©	2007 Citigroup Global Markets Inc. Member SIPC. Smith Barney is a division and service mark of Citigroup Global Markets Inc. and its affiliates and is used and registered throughout the world.